Exhibit 99.1

Tornier Reports Second Quarter 2014 Results

•	Revenue increased 9.5% over prior year quarter, in constant currency

•	Upper extremity constant currency revenue growth of 11.4% led by Aequalis Ascend Flex

•	Increases full year revenue and EBITDA guidance

AMSTERDAM, The Netherlands (August 7, 2014) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the second quarter ended June 29, 2014.

Revenue for the second quarter of 2014 was $86.9 million compared to second quarter 2013 revenue of $78.1 million, an increase of 11.2% as reported and 9.5% in constant currency.

Second quarter 2014 revenue of Tornier’s extremities product categories totaled $71.9 million compared to $65.6 million in the same quarter a year ago, an increase of 9.7% as reported and 8.8% in constant currency. Second quarter revenue of the Company’s large joints and other product lines was $14.9 million, an increase of 13.2% in constant currency over the same quarter in 2013.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “I am pleased with the progress we have continued to make in Phase 2 of our U.S. sales force transition and training. This progress, combined with ongoing adoption of our market leading Aequalis Ascend Flex shoulder system and solid international performance, resulted in strong financial results in the second quarter, including double-digit upper extremities growth.”

The Company’s second quarter 2014 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $6.1 million, or 7.0% of reported revenue, compared to $7.3 million, or 9.4% of revenue, in the same quarter of the prior year.

Mr. Mowry added, “Our second quarter EBITDA reflects the ongoing U.S. sales force transition, geographic expansion and new product development activity. We believe these investments will enhance our long-term growth potential. While some risk remains in the transition process, our results through the first half of the year give us more confidence in the execution of Phase 2 and we have increased our full year financial guidance accordingly.”

Second Quarter 2014 Revenue Highlights

Extremities

•	Revenue from the upper extremity joints and trauma category was $53.8 million, an increase of 11.4% in constant currency over the same quarter in 2013. This growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance.

•	Revenue from Tornier’s lower extremity joints and trauma category in the second quarter of 2014 was $14.5 million, an increase of 3.7% in constant currency over the prior year quarter. Solid sales growth of the Company’s Salto Talaris ankle joint replacement system was offset by lower sales of foot and ankle fixation products, which were impacted by the Company’s U.S. sales transition activities.

•	Revenue from the sports medicine and biologics product category was $3.7 million in the second quarter of 2014, a decrease of 5.9% in constant currency over the same quarter in 2013, reflecting a decline in the Company’s soft tissue anchor products.

Large Joints

Constant currency revenue growth for large joints and other products was 13.2% and was led by the Company’s hip products that benefitted from the release of new minimally invasive instrumentation in Europe late in 2013.

Geographic Revenue

Tornier’s international revenue increased 16.7% as reported and 12.8% in constant currency as compared to the second quarter of 2013 and represented 43.8% of reported global revenue. Revenue in the United States increased by 7.2% and represented 56.2% of reported global revenue.

Third Quarter 2014 Outlook

•	The Company projects third quarter 2014 constant currency revenue to be in the range of $69 to $73 million, representing constant currency growth of 3.4% to 9.4% over the same period last year.

•	Based on recent currency exchange rates, third quarter 2014 reported revenue is projected to be in the range of $70 to $74 million, representing growth of 4.8% to 10.8% over the same period last year.

•	Revenue from Tornier’s extremities product categories in the third quarter of 2014 is expected to be in the range of $60 to $63 million, representing constant currency growth of 5.4% to 10.6% over the same period last year.

•	The Company projects third quarter 2014 adjusted EBITDA to be in the range of $2 to $4 million, or 2.9% to 5.4% of reported revenue.

Fiscal Year 2014 Outlook

•	The Company is increasing full year guidance and now projects 2014 constant currency revenue to be in the range of $328 to $336 million, representing an increase of 5.5% to 8.1% over last year.

•	Based on recent currency exchange rates, 2014 reported revenue is projected to be in the range of $331 to $339 million, representing an increase of 6.4% to 9.0% over last year.

•	Revenue from Tornier’s extremities product categories in 2014 is expected to be in the range of $273 to $279 million, representing an increase in constant currency of 5.8% to 8.2% over last year.

•	The Company projects 2014 adjusted EBITDA to be in the range of $27 to $31 million, or 8.2% to 9.1% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its second quarter 2014 financial results and its outlook for 2014. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 69089307. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the third quarter and full year 2014. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 29, 2013 and subsequent quarterly report on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists

Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™ and Salto Talaris®

are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue	$86,850	$78,135	$175,875	$160,820
Cost of goods sold	21,069	20,388	43,271	42,257
Cost of goods sold—acquisition related	158	1,921	420	3,676

Gross profit	65,623	55,826	132,184	114,887
	75.6%	71.4%	75.2%	71.4%
Operating expenses
Selling, general and administrative	62,504	51,467	121,352	103,603
Research and development	6,068	5,543	11,790	11,725
Amortization of intangible assets	4,320	3,784	8,654	7,621
Special charges	686	3,408	3,372	4,927

Total operating expenses	73,578	64,202	145,168	127,876
Operating loss	(7,955)	(8,376)	(12,984)	(12,989)
Other income (expense)
Interest income	40	57	108	96
Interest expense	(1,365)	(2,037)	(2,714)	(4,255)
Foreign currency transaction loss	(214)	(705)	(43)	(786)
Loss on extinguishment of debt	—	(1,127)	—	(1,127)
Other non-operating income	7	71	9	88

Loss before income taxes	(9,487)	(12,117)	(15,624)	(18,973)
Income tax expense	(961)	(420)	(61)	(462)

Consolidated net loss	$(10,448)	$(12,537)	$(15,685)	$(19,435)

Net loss per share
Basic and diluted	$(0.21)	$(0.28)	$(0.32)	$(0.45)
Weighted average ordinary shares outstanding
Basic and diluted	48,612	45,004	48,568	43,379

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	June 29, 2014		December 29, 2013
	(unaudited	)
Assets
Current assets
Cash and cash equivalents	$31,771		$56,784
Accounts receivable, net	58,644		55,555
Inventory, net	95,560		87,011
Deferred income taxes and other current assets	30,827		27,175

Total current assets	216,802		226,525
Instruments, net	68,943		63,055
Property, plant and equipment, net	44,419		43,494
Goodwill and intangibles, net	361,694		369,148
Deferred income taxes and other assets	2,108		3,204

Total assets	$693,966		$705,426

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$1,364		$1,438
Accounts payable	21,149		17,326
Accrued liabilities, deferred income taxes and other current liabilities	63,155		57,552

Total current liabilities	85,668		76,316
Other long-term debt	67,948		67,643
Deferred income taxes and other long-term liabilities	29,038		35,659

Total liabilities	182,654		179,618
Shareholders’ equity	511,312		525,808

Total liabilities and shareholders’ equity	$693,966		$705,426

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Cash flows from operating activities
Consolidated net loss	$(10,448)	(12,537)	$(15,685)	$(19,435)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	10,439	8,950	20,262	17,781
Non-cash foreign currency loss	210	705	39	786
Deferred income taxes	(1,410)	576	(2,581)	1,788
Share-based compensation	2,741	1,436	4,521	3,069
Non-cash interest expense and discount amortization	141	277	354	566
Inventory obsolescence	2,492	1,819	5,678	4,179
Loss on extinguishment of debt	—	1,127	—	1,127
Inventory step up from acquisition	158	1,921	420	3,676
Other non-cash items affecting earnings	244	88	326	1,306
Changes in operating assets and liabilities
Accounts receivable	1,285	2,956	(3,219)	1,345
Inventories	(7,894)	(912)	(15,326)	(2,060)
Accounts payable and accruals	557	(3,251)	8,167	5,546
Other current assets and liabilities	(3,069)	(859)	(3,347)	(2,061)
Other non-current assets and liabilities	1,292	(973)	496	128

Net cash (used in) provided by operating activities	(3,262)	1,323	105	17,741
Cash flows from investing activities
Acquisition-related cash payments	(5,622)	(3,091)	(7,622)	(6,123)
Additions of instruments	(7,735)	(7,571)	(14,535)	(12,450)
Purchases of property, plant and equipment	(3,116)	(1,949)	(4,880)	(4,778)

Net cash (used in) investing activities	(16,473)	(12,611)	(27,037)	(23,351)
Cash flows from financing activities
Change in short-term debt	—	(1,000)	—	(1,000)
Repayments of long-term debt	(189)	(50,950)	(563)	(53,329)
Proceeds from issuance of long-term debt	477	—	477	—
Deferred financing costs	—	(1)	—	(53)
Issuance of ordinary shares	1,845	85,614	2,196	88,256

Net cash provided by financing activities	2,133	33,663	2,110	33,874
Effect of currency exchange rates on cash and cash equivalents	(40)	495	(191)	(657)

(Decrease) Increase in cash and cash equivalents	(17,642)	22,870	(25,013)	27,607
Cash and cash equivalents at beginning of period	49,413	35,845	56,784	31,108

Cash and cash equivalents at end of period	$31,771	$58,715	$31,771	$58,715

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)			(unaudited)
	June 29, 2014	June 30, 2013	Percent change	June 29, 2014	June 30, 2013	Percent change
Revenue by product category
Upper extremity joints and trauma	$53,826	$47,846	12.5%	$106,881	$95,965	11.4%
Lower extremity joints and trauma	14,469	13,911	4.0%	29,542	28,984	1.9%
Sports medicine and biologics	3,653	3,823	-4.4%	7,540	7,934	-5.0%

Total extremities	71,948	65,580	9.7%	143,963	132,883	8.3%
Large joints and other	14,902	12,555	18.7%	31,912	27,937	14.2%

Total	$86,850	$78,135	11.2%	$175,875	$160,820	9.4%

Revenue by geography
United States	$48,848	$45,579	7.2%	$98,813	$93,567	5.6%
International	38,002	32,556	16.7%	77,062	67,253	14.6%

Total	$86,850	$78,135	11.2%	$175,875	$160,820	9.4%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	June 29, 2014			June 30, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$53,826	$(509)	$53,317	$47,846	11.4%
Lower extremity joints and trauma	14,469	(40)	14,429	13,911	3.7%
Sports medicine and biologics	3,653	(57)	3,596	3,823	-5.9%

Total extremities	71,948	(606)	71,342	65,580	8.8%
Large joints and other	14,902	(686)	14,216	12,555	13.2%

Total	$86,850	$(1,292)	$85,558	$78,135	9.5%

Revenue by geography
United States	$48,848	$—	$48,848	$45,579	7.2%
International	38,002	(1,292)	36,710	32,556	12.8%

Total	$86,850	$(1,292)	$85,558	$78,135	9.5%

	Six Months Ended
	(unaudited)
	June 29, 2014			June 30, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$106,881	$(664)	$106,217	$95,965	10.7%
Lower extremity joints and trauma	29,542	(16)	29,526	28,984	1.9%
Sports medicine and biologics	7,540	(88)	7,452	7,934	-6.1%

Total extremities	143,963	(768)	143,195	132,883	7.8%
Large joints and other	31,912	(1,242)	30,670	27,937	9.8%

Total	$175,875	$(2,010)	$173,865	$160,820	8.1%

Revenue by geography
United States	$98,813	$—	$98,813	$93,567	5.6%
International	77,062	(2,010)	75,052	67,253	11.6%

Total	$175,875	$(2,010)	$173,865	$160,820	8.1%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue, as reported	$86,850	$78,135	$175,875	$160,820
Net loss, as reported	$(10,448)	$(12,537)	$(15,685)	$(19,435)
Interest income	(40)	(57)	(108)	(96)
Interest expense	1,365	2,037	2,714	4,255
Income tax expense	961	420	61	462
Depreciation	6,119	5,166	11,608	10,160
Amortization	4,320	3,784	8,654	7,621

Subtotal Non-GAAP EBITDA	2,277	(1,187)	7,244	2,967
Other non-operating (income)	(7)	(71)	(9)	(88)
Foreign currency transaction loss	214	705	43	786
Loss on extinguishment of debt	—	1,127	—	1,127
Share-based compensation	2,741	1,436	4,521	3,069
Inventory step-up from acquisition	158	1,921	420	3,676
Special Charges:
Acquisition, integration and distribution transition costs	123	2,194	2,036	3,713
Restructuring	563	—	1,011	—
Legal settlements	—	1,214	—	1,214
Other	—	—	325	—

Non-GAAP adjusted EBITDA	$6,069	$7,339	$15,591	$16,464

Non-GAAP adjusted EBITDA margin	7.0%	9.4%	8.9%	10.2%

Tornier N.V.

Reconciliation of Net Loss and Loss per Share

to Adjusted Net Loss and Adjusted Net Loss per Share

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net loss, as reported	$(10,448)	$(12,537)	$(15,685)	$(19,435)
Inventory step-up from acquisition, net of tax	153	1,904	403	3,653
Reversal of valuation allowance from acquisition	(146)	—	(146)	(540)
Loss on extinguishment of debt	—	1,127	—	1,127
Special charges, net of tax:
Acquisition, integration and distribution transition costs	123	2,188	1,011	3,707
Restructuring	563	—	2,036	—
Legal settlements	—	1,214	—	1,214
Other	—	—	325	—

Non-GAAP adjusted net loss	(9,755)	(6,104)	(12,381)	(10,274)

Net loss per share, as reported
Basic and diluted	$(0.21)	$(0.28)	$(0.32)	$(0.45)
Inventory step-up from acquisition, net of tax	—	0.04	0.01	0.08
Reversal of valuation allowance from acquisition	(0.00)	—	(0.00)	(0.01)
Loss on extinguishment of debt	—	0.02	—	0.02
Special charges, net of tax:
Acquisition, integration and distribution transition costs	—	0.05	0.02	0.09
Restructuring	0.01	—	0.03	—
Legal settlements	—	0.03	—	0.03
Other	—	—	0.01	—

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.20)	$(0.14)	$(0.25)	$(0.24)

Weighted average ordinary shares outstanding
Basic and diluted	48,612	45,004	48,568	43,379

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net cash (used in) provided by operating activities, as reported	$(3,262)	$1,323	$105	$17,741
Adjusted for:
Additions of instruments, as reported	(7,735)	(7,571)	(14,535)	(12,450)
Purchases of property, plant and equipment, as reported	(3,116)	(1,949)	(4,880)	(4,778)

Non-GAAP adjusted free cash flow	$(14,113)	$(8,197)	$(19,310)	$513

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue, as reported	$86,850	$78,135	$175,875	$160,820
Gross margin, as reported	$65,623	$55,826	$132,184	$114,887
Gross margin %, as reported	75.6%	71.4%	75.2%	71.4%
Adjusted for:
Inventory step-up due to acquisition	158	1,921	420	3,676

Non-GAAP adjusted gross margins	65,781	57,747	132,604	118,563

Non-GAAP adjusted gross margin %	75.7%	73.9%	75.4%	73.7%

Tornier N.V.

Reconciliation of Operating Expenses to

Non-GAAP Adjusted Operating Expenses

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue, as reported	$86,850	$78,135	$175,875	$160,820
Operating Expenses, as reported	73,578	64,202	145,168	127,876
Operating expenses as a percentage of revenue, as reported	84.7%	82.2%	82.5%	79.5%
Adjusted for:
Amortization of intangible assets	(4,320)	(3,784)	(8,654)	(7,621)
Special charges	(686)	(3,408)	(3,372)	(4,927)

Total adjustments	(5,006)	(7,192)	(12,026)	(12,548)
Non-GAAP adjusted operating expenses	$68,572	$57,010	$133,142	$115,328

Non-GAAP adjusted operating expenses as a percentage of revenue	79.0%	73.0%	75.7%	71.7%

Tornier N.V.

Reconciliation of Projected 2014 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Three Months Ended		Twelve months ended
	(unaudited)		(unaudited)
	September 29, 2014		December 29, 2014
	Low	High	Low	High
Revenue	$70.0	$74.0	$331.0	$339.0
Operating Loss	$(14.1)	$(10.2)	$(33.0)	$(25.2)
Adjusted for:
Inventory step-up due to acquisition	0.2	0.1	0.7	0.5
Depreciation and amortization expense	11.3	10.5	43.1	41.5
Share-based compensation	2.7	2.2	10.0	8.9
Special charges	1.9	1.4	6.2	5.3

Total adjustments	$16.1	$14.2	$60.0	$56.2
Non-GAAP adjusted EBITDA	$2.0	$4.0	$27.0	$31.0

Non-GAAP adjusted EBITDA margin	2.9%	5.4%	8.2%	9.1%

Tornier believes the non-GAAP financial measures presented in this release provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue and adjusted operating expenses and adjusted operating expenses as a percentage of revenue should not be used as a substitute for operating expenses and operating expenses as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue and adjusted operating expenses and adjusted operating expenses as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue and adjusted operating expenses and adjusted operating expenses as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com